EXHIBIT 4.1

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                            TERRACE FOOD GROUP, INC.



                  Pursuant to Section 151 of the Delaware General Corporation Law (the "GCL"), TERRACE FOOD GROUP, INC., a Delaware corporation (the "Corporation"), certifies as follows:

                  FIRST: Under the authority contained in Article FOURTH of the Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation has classified an aggregate of 19,000 shares of the authorized but unissued shares of Preferred Stock of the Corporation into a series which shall be designated Series C Preferred Stock.

                  SECOND: The following resolution was adopted by the Board of Directors on April 13, 1999 and such resolution has not been modified and is in full force and effect on the date hereof:

                  RESOLVED, that the Board of Directors hereby creates, from the authorized but unissued shares of Preferred Stock of the Corporation, a series of preferred stock designated as Series C Preferred Stock, par value $.001 per share (the "Preferred Stock"), and hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series, as follows:

                  Section 1. Preferred Stock Dividends.

                  1.1 General Dividend Obligation. When, as and if declared by the Board of Directors of the Corporation, the Corporation shall pay to the holders of record of the Preferred Stock, out of the funds of the Corporation legally available for the payment of dividends under the General Corporation Law of the State of Delaware, preferential dividends at the times and in the amounts provided for in this Section 1.

                  1.2 Payments of Dividends; Payments in Additional Shares. (a) When declared by the Board of Directors of the Corporation, dividends on the Preferred Stock shall be payable on whole shares of Preferred Stock on each Dividend Payment Date (capitalized terms not otherwise defined herein being used in this Certificate of Designations with the definitions set forth in Section
11) to the holders of Preferred Stock on the record date determined by the Board of Directors of the Corporation in accordance with the by-laws of the Corporation. Dividends shall






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be paid by mailing  the  Corporation's  good check in the proper  amount to each holder of record of Preferred Stock at such holder's address as it appears on the Corporation's stock legend at least five (5) days prior to the due date of each dividend or by wire transfer of immediately available funds so as to be received by such holder on the due date of such dividend.

                  (b) If at any time dividends on the outstanding Preferred Stock at the rate set forth herein shall not have been fully paid or declared and set aside for payment, no dividends or other distributions shall be declared or paid upon or set apart for payment on the shares of any other class of Junior Securities.

                  1.3 Calculation of Dividends. Dividends on each share of Preferred Stock shall be calculated cumulatively at the rate and in the manner prescribed herein from and including the date of issuance of such share of Preferred Stock, whether or not such dividends shall have been declared and whether or not there shall be (at the time such dividends are calculated or become payable or at any other time) profits, surplus or other funds or assets of the Corporation legally available for the payment of dividends. For purposes of this Section 1.3, the date on which the Corporation shall initially issue any share of Preferred Stock shall be deemed to be its "date of issuance" regardless of the number of times transfer of such share of Preferred Stock shall be made on the stock register maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share of Preferred Stock (whether by reason of transfer of such share or for any other reason).

                  1.4 Dividend Rates. Dividends shall be cumulative, and shall accrue on a daily basis on each Outstanding share of Preferred Stock at the rate per annum (computed on the basis of a 360-day year having twelve thirty-day months and counting actual days elapsed) of thirteen percent (13%) of the Liquidation Value of each share of Preferred Stock. To the extent not paid, on a Dividend Payment Date all unpaid dividends accrued on each share of Preferred Stock Outstanding during such quarter (or from and including the original date of issuance of such share in the case of the initial quarter-end after the date of issuance) shall be added to the Liquidation Value of such share and shall remain a part thereof until such dividends are paid.

                  Section 2. Liquidation Preferences.

                  Subject to the provisions of applicable law, upon any liquidation (complete or partial), dissolution or winding up of the Corporation, or any similar distribution of its assets to its stockholders which results in a return of capital, whether voluntary or involuntary, the Preferred Stock will be pari passu with any other Outstanding shares of the Corporation's Convertible Preferred Stock, and the holders of the Preferred Stock shall be entitled, before any distribution or payment is made upon any Junior Securities of the Corporation, to be paid out of the assets of the Corporation available for distribution to its stockholders (whether from capital, surplus or earnings) an amount in cash equal to the sum of (i) the aggregate Liquidation Value of all shares of Preferred Stock then Outstanding, plus (ii) all accrued unpaid dividends on such shares, and shall not be entitled to any further payment. Written notice of such liquidation,






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dissolution, winding up or other distribution of assets, stating a payment date, the amount of the payment and the place where the amounts distributable shall be payable, shall be mailed by certified or registered mail, return receipt requested, not less than sixty (60) days prior to the payment date stated therein, to each record holder of any share of Preferred Stock entitled thereto at the address for such record holder shown on the Corporation's records. Neither the consolidation nor merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution, winding up or similar distribution of the Corporation within the meaning of any of the provisions of this Section 2, provided that such transaction does not effect a return of capital (as defined in the General Corporation Law of the State of Delaware) to the Corporation's stockholders.

                  Section 3. Redemptions of Preferred Stock.

                  3.1 Redemption Price. For each share of Preferred Stock which is to be redeemed by the Corporation at any time and for any reason in a redemption pursuant to this Section 3, the Corporation shall be obligated on the Redemption Date, regardless of whether the Corporation shall be able or legally permitted to make such payment on the Redemption Date, to pay to the holder thereof (upon surrender by such holder at the Corporation's principal of lice of the certificate representing such share of Preferred Stock duly endorsed in blank or accompanied by an appropriate form of assignment) the Redemption Price for such share of Preferred Stock, payable in cash, except as otherwise specified in Section 3.5 hereof

                  3.2 Redeemed or Otherwise Acquired Shares Not to be Reissued. Any shares of Preferred Stock redeemed pursuant to this Section 3 or otherwise acquired by the Corporation shall not be reissued, sold or transferred by the Corporation and shall be retired.

                  3.3 Determination of Number of Each Holder's Shares to be Redeemed. The number of shares of Preferred Stock to be redeemed from each holder thereof in each redemption under this Section 3 shall be determined by multiplying the total number of shares of Preferred Stock to be redeemed times a fraction, the numerator of which shall be the total number of shares of Preferred Stock then held by such holder and the denominator of which shall be the total number of shares of Preferred Stock then Outstanding, rounded if the result is fractional to the nearest whole number of shares.

                  3.4 Optional Redemption by Corporation. Subject to applicable law, the Corporation shall have the right, at any time and from time to time, to redeem, in whole or in part, shares of the Preferred Stock at the Redemption Price, on at least thirty (30) days' notice.

                  3.5 Scheduled Redemptions of Preferred Stock. On March 31, 2000, the Corporation shall purchase and redeem all of the shares of Preferred Stock then Outstanding. At the option of the Corporation, upon a redemption as set forth in this Section 3.5, the Redemption Price payable to a holder of Preferred Stock may be paid in whole or in part in cash or by the






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issuance to such holder of a promissory note in the form of Exhibit A hereto, in a principal amount equal to such Redemption Price.

                  3.6 Redemption Upon Corporate Change. (a) In the event any Corporate Change is to occur, any holder of shares of Preferred Stock may require the Corporation to redeem all or any portion of the Preferred Stock owned by such holder immediately prior to, or concurrently with, the consummation of such Corporate Change. Written notice of any impending Corporate Change, and the substance and intended date of consummation thereof, shall be mailed by certified or registered mail, return receipt requested, not more than sixty (60) nor less than ten (10) days prior to the date of consummation thereof, to each record holder of shares of Preferred Stock at the address for such record holder shown on the Corporation's records. Each such holder shall have ten (10) days from the date of receipt of such notice to request (by written notice mailed to the Corporation) redemption of all or any portion of the Preferred Stock owned by such holder. Immediately prior to the consummation of such Corporate Change, the Corporation shall redeem all Preferred Stock as to which requests under this Section 3.6(a) have been made.

                  (b) "Corporate Change" means (i) a public offering of the Corporation's securities registered under the Securities Act of 1933, as amended, (ii) the sale, exchange or transfer of all or substantially all of the Corporation's assets, or (iii) any transaction or series of related transactions in which one (1) or more persons (other than a holder of Preferred Stock or an affiliate thereof) shall directly or indirectly acquire ownership of or control over capital stock (not including shares held or controlled by them on the date of initial issuance of the Preferred Stock) of the Corporation (or securities exchangeable for or convertible into such stock) entitled to elect fifty percent (50%) or more of the Corporation's Board of Directors and representing at least fifty percent (50%) of the number of shares of Common Stock Deemed Outstanding.

                  3.7 Other Mandatory Redemptions. The Corporation shall apply to the redemption of Preferred Stock and any outstanding Convertible Preferred Stock, pro rata from the holders thereof, all proceeds received from any sale of its securities or any indebtedness incurred to banks or other financial institutions subsequent to the original issuance date, until redeemed.

                  3.8 Notice of Redemption. Except as otherwise expressly provided herein, notice of any redemption of Preferred Stock, specifying the time and place of redemption, the Redemption Price and the Section and paragraph pursuant to which such redemption is being made, shall be mailed by certified or registered mail, return receipt requested, to each holder of record of shares of Preferred Stock to be redeemed, at the address for such holder shown on the Corporation's records, not more than sixty (60) nor less than thirty (30) days (ten (10) days, in the case of a redemption pursuant to Section 3.5) prior to the date on which such redemption is to be made. The notice shall also specify the number of shares of Preferred Stock and the certificate numbers thereof which are to be redeemed. With respect to redemptions made pursuant to Section 3.4, upon mailing any such notice of redemption the Corporation shall become obligated to redeem at the time of redemption specified therein all shares of Preferred Stock therein specified. In case less than all the shares of Preferred Stock represented by any certificate are







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redeemed,  a new  certificate  representing  the unredeemed  shares of Preferred
Stock shall be issued to the holder thereof without cost to such holder.

                  3.9 Rights After Redemption Date. Provided that the Redemption Price is paid in full on the applicable Redemption Date, no share of Preferred Stock shall be entitled to any dividends accrued after its Redemption Date, and ori such Redemption Date, except as otherwise provided herein or by law, all rights of the holder of such share of Preferred Stock as a stockholder of the Corporation, by reason of the ownership of such share, shall cease, except the right to receive the Redemption Price of such share upon presentation and surrender of the certificate representing such share, and such share shall not after such Redemption Date be deemed to be Outstanding.

                  3.10 Other Redemptions. The Corporation shall neither redeem nor otherwise acquire any shares of any class of Preferred Stock except (i) as expressly authorized in this Certificate of Designations, or (ii) pursuant to any offer of redemption made to the holders of Preferred Stock of such class pro rata according to the shares held by them.

                  3.11 Deposit of Redemption Price. If on or before the date of redemption specified in any notice of redemption of any share of Preferred Stock, the Corporation shall irrevocably deposit the amount of the Redemption Price thereof with a bank or trust company having an of lice in the City of New York, designated in such notice of redemption, in trust for the benefit of the holder of such share of Preferred Stock, such share of Preferred Stock shall be deemed to have been redeemed on the date so specified, whether or not the certificate for such share shall be surrendered for redemption and canceled.

                  Section 4. Voting Rights of Preferred Stock.

                  4.1 General. The holders of the Preferred Stock are entitled to cast one vote for each share held at all meetings of stockholders for all purposes, including the election of directors.

                  4.2 Preferred Director. The holders of Preferred Stock, voting as a class, shall be entitled to elect one (1) director to serve on the Board of Directors of the Corporation.

                  Section 5. Registration of Transfer.

The Corporation shall keep at its principal of rice (or such other place as the Corporation reasonably designates) a register for the registration of shares of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing the aggregate number of shares represented by the surrendered certificate, subject to the requirements of applicable securities laws. Each such new certificate shall be registered in such name and shall represent






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such  number of shares as shall be  requested  by the holder of the  surrendered certificate, shall be substantially identical in form to the surrendered certificate, and the holders of the shares represented by such new certificate shall be entitled to receive all theretofore payable but unpaid dividends on the shares represented by the surrendered certificate.

                  Section 6. Replacement.

                  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of the Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the registered holder is an institutional investor its own agreement of indemnity, without bond, shall be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Corporation shall (at its expensed execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate, and the shares represented by such new certificate shall be entitled, among other things, to receive all theretofore payable but unpaid dividends on the shares represented by the lost, stolen, destroyed or mutilated certificate.

                  Section 7. Restrictions on Corporate Action.

                  So long as any shares of Preferred Stock shall be Outstanding, and in addition to any other approvals or consents required by law, without the prior affirmative vote or written consent of the holders of at least
seventy-five   percent  (75%)  of  all  shares  of  the  Preferred   Stock  then
Outstanding:

                  (a) The Corporation shall not authorize, create or issue any shares, or securities convertible into such shares, of any class of stock having preference over, or being on a parity with, the Preferred Stock with respect to either the payment of dividends or rights upon dissolution, liquidation, winding up or similar distribution of the Corporation or distribution of assets to its shareholders by way of return of capital, whether voluntary or involuntary; provided, however, that notwithstanding anything in this Section 7 to the contrary, the prior affirmative vote or written consent of each holder of shares of Preferred Stock then Outstanding shall be not required with respect to the issuance of the Convertible Preferred Stock.

                  (b) Subject to the provisions of applicable law, the Corporation shall not liquidate, dissolve or wind up its affairs; provided, however, that notwithstanding anything in this Section 7 to the contrary, the prior affirmative vote or written consent of each holder of shares of Preferred Stock then Outstanding shall be not required with respect to any such transaction if, prior to or simultaneously with the consummation of such transaction, the Corporation shall purchase or redeem all of the Preferred Stock then Outstanding in accordance with the provisions of this Certificate of Designations.






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                  (c) The  Corporation  shall not sell,  lease, or convey all or substantially all of the property or business of the Corporation, or be a party to any merger, consolidation or other transaction which would result in a Corporate Change, as that term is defined in Section 3.6(b) hereof; provided, however, that notwithstanding anything in this
         Section 7 to the contrary, the prior affirmative vote or written consent of each holder of shares of Preferred Stock then Outstanding shall be not required with respect to any such transaction if, prior to or simultaneously with the consummation of such transaction, the Corporation shall purchase or redeem all of the Preferred Stock then Outstanding in accordance with the provisions of this Certificate of Designations.

                  (d) The Corporation shall not amend, alter or repeal any of the provisions of this Certificate of Designations, nor shall it amend, alter or repeal any of the other provisions of its Certificate of Incorporation or the by-laws of the Corporation in any manner which adversely affects the preferences and rights and the qualifications, limitations or restrictions of the Preferred Stock or the holders thereof, nor shall the Corporation increase the number of shares of the Preferred Stock which the Corporation is authorized to issue; provided, however, that notwithstanding anything in this Section 7 to the contrary, the prior affirmative vote or written consent of holders of at least ninety percent (90%) of the shares of Preferred Stock then Outstanding shall be required with respect to any amendment, alteration or repeal of any of the provisions of this Certificate of Designations or the Corporation's Certificate of Incorporation or the by-laws of the Corporation relating to or affecting dividend payments on Preferred Stock or any such provisions relating to or affecting redemption of Preferred Stock.

                  (e) The Corporation shall not declare or pay any dividend or make any other distribution on any Junior Securities, other than dividends or distributions payable solely in Junior Securities, or purchase, redeem, or otherwise acquire for any consideration, or set aside as a sinking fund or other fund for the redemption or repurchase of any Junior Securities or any warrants, rights or options to purchase the same.

                  (f) The Corporation shall not declare or pay any dividend or make any other distribution on the Convertible Preferred Stock, other than dividends or distributions payable solely in Convertible Preferred Stock, or purchase, redeem, or otherwise acquire for any consideration, or set aside as a sinking fund or other fund for the redemption or repurchase of the Convertible Preferred Stock or any warrants, rights or opritons to purchase the same, unless after giving effect to any such dividend, distribution, purchase, redemption or other action all accrued dividends on the Preferred Stock then Outstanding have been paid in full and any redemption obligations with respect to the Preferred Stock have been paid or performed in full.

                  Section 10. Closing Books.








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                  The Corporation  will not close its books against the transfer of any share of Preferred Stock.

                  Section 11. Definitions.

                  As used in this Certificate of Designations the following terms shall have the following meanings, which meanings shall be equally applicable to the singular and plural forms of such terms:

                  "Business Day" means any day which is not a Saturday or a Sunday or a day on which banks are permitted to close in New York, New York.

                  "Common Stock" means the Common Stock, par value $0.001 per share, of the Corporation, and any capital stock of any class of the Corporation hereafter authorized which shall not be limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution, winding up or similar distribution of the Corporation.

                  "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time (exclusive of any shares of Common Stock owned or held by or for the account of the Corporation).

                  "Convertible Preferred Stock" means the Corporation's 8% Convertible Preferred Stock, $.001 par value.

                  "Dividend Payment Date" means, with respect to Preferred Stock, the last day of March, June, September and December in each year (or if any such day is not a Business Day the immediately preceding Business Day).

                  "Junior Security" means (a) the Corporation's Common Stock and
(b) any other equity security of any kind which the Corporation or any Subsidiary shall at any time issue or be authorized to issue other than Preferred Stock, other than the Company's Convertible Preferred Stock.

                  "Liquidation Value" of any share of Preferred Stock as of any particular date means an amount equal to the sum of $100.00 plus any accrued and unpaid dividends on such share of Preferred Stock.


                  "Outstanding" when used with reference to shares of Preferred Stock as of any particular time shall mean shares thereof issued and outstanding at such time and shall not include any shares of Preferred Stock represented by any certificate in lieu of which a new







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certificate  has been  executed and delivered by the  Corporation  in accordance with Section 7 or Section 8, but shall include only those shares represented by such new certificate.

                  "Person" means and includes an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization and a government or any department or agency thereof.

                  "Redemption Date" as to any share of Senior Preferred Stock means the date specified in the notice of redemption delivered pursuant to
Section 3.9; provided that for purposes of Section 3.9, the Redemption Date shall be the date on which the applicable Redemption Price is actually paid to the holder of such share of Preferred Stock or deposited in trust for the benefit of such holder pursuant to Section 3.11.

                  "Redemption Price" as to any share of Preferred Stock means the Liquidation Value of such share.

                  "Subsidiary" means each corporation or other entity, if any, of which the Corporation or another Subsidiary shall own at least fifty percent (50%) of (x) the stock of any class having power under ordinary circumstances to vote for the election of directors or (y) the capital or equity, however named.

                  Section 12. Miscellaneous.

                  (a) The unenforceability or invalidity of any provision or provisions of this Certificate of Designations shall not render invalid or unenforceable any other provision or provisions herein contained.

                  (b) Section and paragraph headings herein are for convenience only and shall not be construed as a part of this Certificate of Designations.

                  (c) All notices to holders of Preferred Stock required or permitted hereunder shall be sent by overnight courier service, prepaid, addressed to each such holder at the address for such holder shown on the books of the Corporation.







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                  IN WITNESS  WHEREOF,  this Certificate has been signed on this
14th day of April, 1999, and the signature of the undersigned shall constitute the affirmation and acknowledgment of the undersigned, under penalties of perjury, that this Certificate is the act and deed of the undersigned and that the facts stated in the Certificate are true.

                                      TERRACE FOOD GROUP, INC..

                                      By:/s/ Steven Shulman
                                         -----------------------------------
                                      ATTEST:

                                      /s/ Gerald L. Fisherman
                                      --------------------------------------



















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